BlackBerry Limited

CONFLICT MINERALS REPORT
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2013

INTRODUCTION
This Conflict Minerals Report for BlackBerry Limited (“BlackBerry”, “Company,” “we,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) for the reporting period from January 1 to December 31, 2013.
The Rule imposes certain reporting obligations on U.S Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain tin, tantalum, tungsten, or gold (defined by the Rule as “conflict minerals”), that are necessary to the functionality or production of those products. If the SEC registrant has reason to believe that any of those conflict minerals may have originated in the Democratic Republic of the Congo or an adjoining country, or is unable to determine the country of origin of those conflict minerals, the SEC registrant is required to submit a Conflict Minerals Report to the SEC that includes a description of the measures it took to exercise due diligence on the conflict minerals’ source and chain of custody.
A global leader in mobile communications, BlackBerry revolutionized the mobile industry with the introduction of the BlackBerry® solution in 1999. Today, BlackBerry aims to inspire the success of its millions of customers around the world by continuously pushing the boundaries of mobile experiences. Founded in 1984 and based in Waterloo, Ontario, BlackBerry operates offices in North America, Europe, Middle East and Africa, Asia Pacific and Latin America. The Company’s common shares are listed on the NASDAQ Global Select Market (NASDAQ: BBRY) and the Toronto Stock Exchange (TSX: BB). For more information, visit www.blackberry.com.
BlackBerry devices and accessories manufactured in 2013 contain conflict minerals that are necessary to their functionality or production. BlackBerry did not source these conflict minerals directly. These conflict minerals were processed and manufactured into components by BlackBerry suppliers, and sub-tier suppliers, and subsequently assembled into devices and accessories via BlackBerry’s manufacturing facility or any one of multiple facilities operated by an external manufacturing supplier or accessory supplier.
For the reporting period from January 1 to December 31, 2013, BlackBerry conducted a reasonable country of origin inquiry (“RCOI”). A brief description of BlackBerry’s RCOI is included in Form SD.
As described herein, BlackBerry conducted due diligence on the source and chain of custody of the conflict minerals that are necessary to the functionality or production of the products (“necessary conflict minerals”) that we manufactured or contracted to manufacture. The results of our RCOI were as follows:

a)
A portion of our necessary conflict minerals did originate or may have originated in the Democratic Republic of the Congo or an adjoining country and we know or have reason to believe that those necessary conflict minerals may not be from recycle or scrap sources; and

b)    A portion of our necessary conflict minerals have an unknown origin.

DUE DILIGENCE MEASURES

We conducted due diligence on the source and chain of custody of the necessary conflict minerals described above to ascertain whether these minerals originated in the Democratic Republic of the Congo or any of its adjoining countries and directly or indirectly financed or benefited non-state armed groups in any of these countries.

Design of Our Due Diligence Measures

Our conflict minerals due diligence measures have been designed to conform with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition (the “OECD Guidance”), as applicable for tin, tantalum, tungsten and gold and for downstream companies (as the term is defined in the OECD Guidance), in all relevant material respects. With consideration of our position in the supply chain, we designed our due diligence measures in accordance with the five steps in the OECD Guidance to:

1.	Establish strong Company management systems for conflict minerals supply chain due diligence;

2.	Identify and assess conflict minerals risks in our supply chain;

3.	Design and implement strategies to respond to conflict minerals risks identified;

4.	Contribute to independent third-party audits of the due diligence practices of conflict minerals smelters and refiners by participating in industry organizations; and

5.	Report on our conflict minerals supply chain due diligence activities.

Due Diligence Measures Performed

BlackBerry’s due diligence measures during, and in support of, the reporting year included the following activities:

Step 1: Establish strong Company management systems for conflict minerals supply chain due diligence

1)	In early 2012, adopted and published our Responsible Minerals Policy;

2)	Assembled an internal team to design and maintain BlackBerry’s Conflict Minerals Program to implement our Responsible Minerals Policy; and

3)	Established standard contract language requiring supplier conformance to the BlackBerry Responsible Minerals Policy for incorporation into all new supply agreements.

Step 2: Identify and assess risk in the supply chain

4)	Identified relevant suppliers with the potential for providing materials, components, subassemblies, or finished goods containing at least of one of the necessary conflict minerals;

5)
Requested relevant suppliers of necessary conflict minerals to complete the Conflict Free Sourcing Initiative (the “CFSI”) Conflict Minerals Reporting Template (“CMRT”) to obtain sourcing and conflict minerals due diligence information about BlackBerry’s supply chain, including the identification of smelters and refiners in the supply chains of BlackBerry’s suppliers;

6)	Reviewed supplier CMRT submissions for completeness and data credibility based on established criteria; and

7)	Used the information submitted by suppliers in the CMRT to conduct an RCOI as described in BlackBerry’s Form SD submittal.

Step 3: Design and implement a strategy to respond to identified risks

8)	Escalated the identities of suppliers who failed to provide credible sourcing data to BlackBerry commodity management; and

9)	Communicated issues identified during risk assessments in Step 2 to suppliers.

Step 4: Carry Out Independent Third-Party Audit of Due Diligence Practices

10)
Relied upon the due diligence conducted on smelters and refiners by the CFSI’s Conflict-Free Smelter Program (the “CFSP”). The CFSP uses independent private sector auditors to audit the source, including mines of origin and chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the CFSP. The smelters and refiners that are found to be CFSP compliant are those for which the independent auditor has verified that the smelter’s or refiner’s conflict minerals originated from conflict free sources; and

11)	Maintained an active membership in the CFSI and supported expansion of the CFSP to additional smelters and refiners by conducting the following actions:

a.	Participated as a member of the CFSP Audit Review Committee, which reviewed all CFSP audits conducted for quality and consistent interpretation of the CFSP audit protocols;

b.	Led CFSI workgroups to maintain and enhance the CMRT and identify and engage new smelters and refiners;

c.	Submitted letters of support to smelters and refiners to encourage their participation in the CFSP; and

d.	Visited smelters and refiners to introduce the CFSP and prepare them for the CFSP audit.

Step 5: Report on Supply Chain Due Diligence

12) As required under Section 13(p) of the Securities and Exchange Act of 1934, BlackBerry has filed a Form SD which includes a Conflict Minerals Report and made such information available on our website, demonstrating our progress in implementing our Responsible Minerals Policy.

Independent Private Sector Audit
This Conflict Minerals Report has not been subject to an independent private sector audit (“IPSA”). Per guidance issued by the SEC on April 29, 2014 and the related order subsequently issued on May 2, 2014, only issuers who describe their products as “DRC conflict free” are subject to an IPSA.

DUE DILIGENCE DETERMINATION

On the basis of the due diligence measures detailed above, which are on the source and chain of custody of the conflict minerals in BlackBerry’s products, BlackBerry describes the following products as “DRC Conflict Undeterminable”*:

Product Category
BlackBerry’s Device and Accessory products

*DRC conflict undeterminable products are those for which we were unable to determine that such products do not directly or indirectly finance or benefit armed groups in the Democratic Republic of the Congo or any of its adjoining countries.
Facilities Processing Necessary Conflict Minerals
The facilities verified by the CFSI as “smelters” or “refiners”, which have been reported by BlackBerry suppliers as processing necessary conflict minerals, are listed in Table 1.

Table 1: List of Facilities Processing Conflict Minerals
Conflict Mineral	Name of Smelter or Refiner Processing Conflict Mineral	Conflict-Free Status*
Gold	Aida Chemical Industries Co. Ltd.	Unknown
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	DRC Conflict-Free
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Unknown
Gold	AngloGold Ashanti Córrego do Sítio Minerção	DRC Conflict-Free
Gold	Argor-Heraeus SA	DRC Conflict-Free
Gold	Asahi Pretec Corporation	DRC Conflict-Free
Gold	Asaka Riken Co Ltd	Unknown
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Unknown
Gold	Aurubis AG	Unknown
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Unknown
Gold	Boliden AB	Unknown
Gold	Caridad	Unknown
Gold	CCR Refinery – Glencore Canada Corporation	DRC Conflict-Free
Gold	Cendres & Métaux SA	Unknown
Gold	Chimet S.p.A.	DRC Conflict-Free
Gold	Chugai Mining	Unknown
Gold	Daejin Indus Co. Ltd	Unknown
Gold	DaeryongENC	Unknown
Gold	Do Sung Corporation	Unknown
Gold	Dowa	DRC Conflict-Free
Gold	Eco-System Recycling Co., Ltd.	DRC Conflict-Free
Gold	FSE Novosibirsk Refinery	Unknown
Gold	Heimerle + Meule GmbH	Unknown

Gold	Heraeus Ltd. Hong Kong	DRC Conflict-Free
Gold	Heraeus Precious Metals GmbH & Co. KG	DRC Conflict-Free
Gold	Hwasung CJ Co. Ltd	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	DRC Conflict-Free
Gold	Istanbul Gold Refinery	DRC Conflict-Free
Gold	Japan Mint	Unknown
Gold	Jiangxi Copper Company Limited	Unknown
Gold	Johnson Matthey Inc	DRC Conflict-Free
Gold	Johnson Matthey Ltd	DRC Conflict-Free
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Unknown
Gold	JSC Uralectromed	Unknown
Gold	JX Nippon Mining & Metals Co., Ltd.	DRC Conflict-Free
Gold	Kazzinc Ltd	Unknown
Gold	Kennecott Utah Copper LLC	DRC Conflict-Free
Gold	Kojima Chemicals Co., Ltd	DRC Conflict-Free
Gold	Korea Metal Co. Ltd	Unknown
Gold	Kyrgyzaltyn JSC	Unknown
Gold	L' azurde Company For Jewelry	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	Unknown
Gold	LS-NIKKO Copper Inc.	DRC Conflict-Free
Gold	Materion	DRC Conflict-Free
Gold	Matsuda Sangyo Co., Ltd.	DRC Conflict-Free
Gold	Metalor Technologies (Hong Kong) Ltd	DRC Conflict-Free
Gold	Metalor Technologies (Singapore) Pte. Ltd.	DRC Conflict-Free
Gold	Metalor Technologies SA	DRC Conflict-Free
Gold	Metalor USA Refining Corporation	DRC Conflict-Free
Gold	Met-Mex Peñoles, S.A.	Unknown
Gold	Mitsubishi Materials Corporation	DRC Conflict-Free
Gold	Mitsui Mining and Smelting Co., Ltd.	DRC Conflict-Free
Gold	Moscow Special Alloys Processing Plant	Unknown
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Unknown
Gold	Navoi Mining and Metallurgical Combinat	Unknown
Gold	Nihon Material Co. LTD	DRC Conflict-Free
Gold	Ohio Precious Metals, LLC	DRC Conflict-Free
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Unknown
Gold	OJSC Kolyma Refinery	Unknown
Gold	PAMP SA	DRC Conflict-Free
Gold	Prioksky Plant of Non-Ferrous Metals	Unknown
Gold	PT Aneka Tambang (Persero) Tbk	Unknown
Gold	PX Précinox SA	Unknown

Gold	Rand Refinery (Pty) Ltd	Unknown
Gold	Royal Canadian Mint	DRC Conflict-Free
Gold	Sabin Metal Corp.	Unknown
Gold	SAMWON METALS Corp.	Unknown
Gold	Schone Edelmetaal	Unknown
Gold	SEMPSA Joyería Platería SA	DRC Conflict-Free
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Unknown
Gold	So Accurate Group, Inc.	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Unknown
Gold	Solar Applied Materials Technology Corp.	DRC Conflict-Free
Gold	Sumitomo Metal Mining Co., Ltd.	DRC Conflict-Free
Gold	Tanaka Kikinzoku Kogyo K.K.	DRC Conflict-Free
Gold	The Great Wall Gold and Silver Refinery of China	Unknown
Gold	The Refinery of Shandong Gold Mining Co. Ltd	Unknown
Gold	Tokuriki Honten Co., Ltd	DRC Conflict-Free
Gold	Tongling nonferrous Metals Group Co.,Ltd	Unknown
Gold	Torecom	Unknown
Gold	Umicore Brasil Ltda	Unknown
Gold	Umicore SA Business Unit Precious Metals Refining	DRC Conflict-Free
Gold	United Precious Metal Refining, Inc.	DRC Conflict-Free
Gold	Valcambi SA	DRC Conflict-Free
Gold	Western Australian Mint trading as The Perth Mint	DRC Conflict-Free
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	Unknown
Gold	Yokohama Metal Co Ltd	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Unknown
Gold	Zijin Mining Group Co. Ltd	Unknown
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Unknown
Tantalum	Conghua Tantalum and Niobium Smeltry	DRC Conflict-Free
Tantalum	Duoluoshan	DRC Conflict-Free
Tantalum	Exotech Inc.	DRC Conflict-Free
Tantalum	F&X Electro-Materials Ltd.	DRC Conflict-Free
Tantalum	Global Advanced Metals	DRC Conflict-Free
Tantalum	H.C. Starck Group	DRC Conflict-Free
Tantalum	Hi-Temp	DRC Conflict-Free
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Unknown
Tantalum	Jiujiang Tanbre Co., Ltd.	DRC Conflict-Free
Tantalum	Kemet Blue Powder	DRC Conflict-Free
Tantalum	King-Tan Tantalum Industry Ltd	Unknown
Tantalum	Metallurgical Products India (Pvt.) Ltd.	DRC Conflict-Free
Tantalum	Mitsui Mining & Smelting	DRC Conflict-Free
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	DRC Conflict-Free

Tantalum	Plansee	DRC Conflict-Free
Tantalum	RFH Tantalum Smeltry Co., Ltd	DRC Conflict-Free
Tantalum	Solikamsk Metal Works	DRC Conflict-Free
Tantalum	Taki Chemicals	DRC Conflict-Free
Tantalum	Tantalite Resources	DRC Conflict-Free
Tantalum	Telex	DRC Conflict-Free
Tantalum	Ulba	DRC Conflict-Free
Tantalum	Zhuzhou Cement Carbide	DRC Conflict-Free
Tin	Alpha	DRC Conflict-Free
Tin	CNMC (Guangxi) PGMA Co. Ltd.	Unknown
Tin	Cooper Santa	Unknown
Tin	CV Serumpun Sebalai	Unknown
Tin	CV United Smelting	Unknown
Tin	EM Vinto	Unknown
Tin	Fenix Metals	Unknown
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	DRC Conflict-Free
Tin	Gejiu Zi-Li	Unknown
Tin	Huichang Jinshunda Tin Co. Ltd	Unknown
Tin	Jiangxi Nanshan	Unknown
Tin	Kai Unita Trade Limited Liability Company	Unknown
Tin	Linwu Xianggui Smelter Co	Unknown
Tin	Liuzhou China Tin	Unknown
Tin	Malaysia Smelting Corporation (MSC)	DRC Conflict-Free
Tin	Metallo Chimique	Unknown
Tin	Mineração Taboca S.A.	DRC Conflict-Free
Tin	Minmetals Ganzhou Tin Co. Ltd.	Unknown
Tin	Minsur	DRC Conflict-Free
Tin	Mitsubishi Materials Corporation	DRC Conflict-Free
Tin	Novosibirsk Integrated Tin Works	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Unknown
Tin	OMSA	DRC Conflict-Free
Tin	PT Artha Cipta Langgeng	Unknown
Tin	PT Babel Inti Perkasa	Unknown
Tin	PT Bangka Putra Karya	Unknown
Tin	PT Bangka Tin Industry	Unknown
Tin	PT Belitung Industri Sejahtera	Unknown
Tin	PT Bukit Timah	DRC Conflict-Free
Tin	PT DS Jaya Abadi	Unknown
Tin	PT Eunindo Usaha Mandiri	Unknown
Tin	PT Mitra Stania Prima	Unknown
Tin	PT Prima Timah Utama	Unknown
Tin	PT REFINED BANGKA TIN	Unknown

Tin	PT Sariwiguna Binasentosa	Unknown
Tin	PT Stanindo Inti Perkasa	Unknown
Tin	PT Tambang Timah	Unknown
Tin	PT Timah	Unknown
Tin	PT Tinindo Inter Nusa	Unknown
Tin	Rui Da Hung	Unknown
Tin	Soft Metais, Ltda.	Unknown
Tin	Thaisarco	DRC Conflict-Free
Tin	White Solder Metalurgia e Mineração Ltda.	DRC Conflict-Free
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	Unknown
Tin	Yunnan Tin Company, Ltd.	DRC Conflict-Free
Tungsten	A.L.M.T. Corp.	Unknown
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	Unknown
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Unknown
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Unknown
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Unknown
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Unknown
Tungsten	Global Tungsten & Powders Corp.	DRC Conflict-Free
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	Unknown
Tungsten	HC Starck GmbH	Unknown
Tungsten	Hunan Chenzhou Mining Group Co	Unknown
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	Unknown
Tungsten	Japan New Metals Co Ltd	Unknown
Tungsten	Kennametal Fallon	Unknown
Tungsten	Kennametal Huntsville	Unknown
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Unknown
Tungsten	Wolfram Bergbau und Hütten AG	Unknown
Tungsten	Wolfram Company CJSC	Unknown
Tungsten	Xiamen Tungsten Co., Ltd	Unknown
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	Unknown
*Based on CFSI’s Conflict-free Smelter Program results through March 28, 2014.

Countries of Origin of Conflict Minerals
The Countries of Origin of the Conflict Minerals processed by the facilities listed in Table 1 are believed to include countries listed in Table 2.

Table 2: Countries of Origin
Angola
Argentina
Australia
Austria
Belgium
Brazil
Burundi
Canada
Central African Republic
Chile
China
Columbia
Cote D’Ivoire
Czech Republic
Djibouti
Egypt
Estonia
Ethiopia
France
Germany
Guyana
India
Indonesia
Ireland
Israel
Japan
Kazakhstan
Kenya
Lao People’s Democratic Republic
Luxembourg
Madagascar
Malaysia
Mexico
Mongolia
Mozambique
Myanmar
Netherlands

Nigeria
Papua New Guinea
Peru
Philippines
Plurinational State of Bolivia
Portugal
Republic of Congo
Republic of Korea
Republic of Niger
Russian Federation
Rwanda
Sierra Leone
Singapore
South Africa
South Sudan
Spain
Suriname
Switzerland
Taiwan
Thailand
The Democratic Republic of Congo
Uganda
United Kingdom of Great Britain and Northern Ireland
United Republic of Tanzania
United States of America
Uzbekistan
Vietnam
Zambia
Zimbabwe
Efforts to determine the Conflict Minerals’ Mine or Location of Origin
BlackBerry’s efforts to determine the conflict minerals’ mine or location of origin included two approaches: (i) use of the CMRT as a method to query and transmit sourcing information along the supply chain; and (ii) reliance on and support for the CFSP as an independent third party audit solution through which mineral sources are identified and independently evaluated.
The CMRT helps the Company to identify the smelters and refiners within its supply chain and their sources of minerals. The use of the CMRT by industry participants is relatively new and is dependent upon each tier in the supply chain collecting information from their direct suppliers and passing it on to customers. The amount of detail being collected by this process is improving quickly; however, considering the number of tiers within BlackBerry’s supply chain, we expect that several reporting cycles will be needed to complete the data collection.

Mineral sources are valuable intellectual property for most smelters, and the OECD Guidance acknowledges that reporting of information may be limited by concerns of business confidentiality. An independent third party audit solution such as the CFSP can offer an efficient means to address these confidentiality concerns and to help promote the reliability of information collected. BlackBerry has therefore incorporated reliance on the CFSP as an element of its due diligence process. Through the course of the CFSP smelter validation process, independent auditors review information on the mines of origin for the smelters and refiners. To be compliant with the CFSP, smelters and refiners must have disclosed the identities of their mines or locations of origin to the auditors, and the auditors must have independently validated that sufficient evidence exists to support the sourcing claims and that those sources are DRC conflict-free.
BlackBerry is a member of the CFSI and is very active in supporting the implementation and expansion of the program on multiple fronts.
Steps to Improve Due Diligence
BlackBerry is committed to being a socially and environmentally responsible corporation, within our own activities and through those in our value chain. We recognize that the maturity of the industry in its implementation of responsible minerals sourcing activities is still developing and that progress can be best made through a collaboration of stakeholders.
BlackBerry expects to continue to engage with relevant first-tier suppliers to improve the due diligence processes exercised regarding the source and chain of custody of the conflict minerals used in the parts and components they supply to us. We intend to further impress upon them our expectation that they apply the OECD Guidance in good faith.
We also expect to continue to focus our efforts on working with industry peers through the CFSI to improve the systems of transparency and control and leverage those systems within our own supply chain.
Although circumstances may change necessitating an adjustment of plans, specific steps we are considering taking to improve our due diligence in 2014 include:

1)	Providing additional guidance for relevant first-tier suppliers on conflict mineral reporting and the OECD Guidance;

2)	Enhancing our messaging regarding the use of CFSP, or equivalent, validated smelters and refiners;

3)	Using the updated CMRT and latest smelter lists for collecting due diligence information from our suppliers;

4)	Designing and implementing an improved communication and data gathering process to increase transparency and clarity; and

5)	Increasing our efforts to verify and engage smelters in the CFSP.